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                                                                   EXHIBIT 8.1




                       [HOGAN & HARTSON L.L.P. LETTERHEAD]







                                                              January 22, 1998


ElderTrust
415 McFarlan Road, Suite 202
Kennett Square, PA  19348


Ladies and Gentlemen:

                  We have acted as tax counsel to ElderTrust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-11, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission and relating to the proposed public offering of up to 6,957,500 of the Company's common shares of beneficial interest, par value $.01 per share, all of which shares ("Common Shares") are to be sold by the Company. In connection therewith, we have been asked to provide opinions regarding certain federal income tax matters related to the Company. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Registration Statement.

Bases for Opinions

                  The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and administrative determinations (including its practices and policies endorsed in issuing private letter rulings, which are not binding on the Internal Revenue Service (the "IRS") except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our
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ElderTrust
January 22, 1998
Page 2


opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

                  In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following: (1) the Registration Statement, as amended to the date hereof; (2) the Declaration of Trust of the Company dated September 23, 1997, as amended to the date hereof (the "Declaration of Trust"); (3) the Amended and Restated Bylaws of the Company, as amended to the date hereof; (4) the form of the Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership (the "Operating Partnership") which will be adopted at the closing of the Offering; (5) the articles of incorporation, bylaws and stock ownership information for ET Capital Corp.; (6) the articles of incorporation, bylaws, and stock ownership information for ElderTrust Realty Group, Inc.; (7) the articles of incorporation, bylaws and stock ownership information for Delaware Valley Convalescent Homes, Inc. ("DVCH"); (8) the form of partnership agreement or limited liability company operating agreement, as applicable, used to organize and operate the partnerships or limited liability companies in which the Company or the Operating Partnership owns an interest, directly or indirectly (collectively, the "Partnership Subsidiaries"); (9) the form of asset transfer agreement and the form of contribution agreement used to acquire the Initial Properties; (10) the form of loan agreements for the Term Loans and the Construction Loans; (11) the forms of purchase and leaseback agreements for the properties subject to the Term Loans and the Construction Loans; (12) the Penn Mortgage and the Florida Facilities Note; (13) the various forms of Percentage Rent Leases and Minimum Rent Leases; (14) the various forms of management agreements; (15) the forms of the Construction Loan Commitments; (16) representative Fixed Rent Leases; and (17) such facts as we have deemed necessary to render the opinions set forth in this letter. The opinions set forth in this letter also are premised on certain written representations of the Company and the Operating Partnership contained in a letter to us dated January 21, 1998 regarding the contemplated assets, operations and activities of the Company in the future (the "Management Representation Letter").

                  For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Registration Statement and the
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ElderTrust
January 22, 1998
Page 3


Management Representation Letter. We consequently have relied upon representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not, however, aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

                  Moreover, we have assumed that, insofar as relevant to the opinions set forth herein: (i) the Company, the Operating Partnership, ET Capital Corp., ElderTrust Realty Group, Inc., DVCH, and the Partnership Subsidiaries have been and will be operated in the manner described in the relevant partnership agreement, limited liability company operating agreement, declaration of trust, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement; (ii) as represented by the Company, there are no agreements or understandings between the Company or the Operating Partnership, on the one hand, and Mr. Edward B. Romanov, Jr., who owns 100% of the voting stock of ET Capital Corp., or ET Capital Corp. itself, on the other hand, that are inconsistent, or will be inconsistent, with Mr. Romanov's being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of ET Capital Corp.; and (iii) the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, the Operating Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, ElderTrust Realty Group, Inc. is a validly organized and duly incorporated corporation under the laws of the State of Maryland, ET Capital Corp. is a validly organized and duly incorporated corporation under the laws of the State of Delaware, DVCH is a validly organized and duly incorporated corporation under the laws of the Commonwealth of Pennsylvania, and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which they were purported to be organized.

                  In our review, we have assumed that all of the representations and statements set forth in the documents that we reviewed (including the Management Representation Letter) are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Declaration of Trust, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.
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ElderTrust
January 22, 1998
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Opinions

                  Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

                           1. The Company will be organized in conformity with
the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and the Company's proposed method of operation (as described in the Management Representation Letter), will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code.

                           2. The Operating Partnership will be treated as a
partnership for federal income tax purposes and will not be subject to federal income tax as a corporation or an association taxable as a corporation.

                           3. The discussion in the Registration Statement under
the caption "FEDERAL INCOME TAX CONSIDERATIONS" accurately describes, in all material respects, the federal income tax considerations anticipated to be material to a purchaser of Common Shares.

                           4. The Leases to be entered into at the time of the
Closing will be treated as true leases for federal income tax purposes.

                  In addition, based upon, subject to, and limited by the assumptions and qualifications set forth herein, we confirm our opinions described under the caption "Federal Income Tax Considerations" in the Prospectus of the Company included in the Registration Statement.

                  The Company's ability to qualify as a REIT will in particular depend upon whether each of the Minimum Rent Leases and the Percentage Rent Leases are respected as a lease for federal income tax purposes. If any one of such Leases is not respected as a lease for federal income tax purposes, the Company will fail to qualify as a REIT. The determination of whether a lease is a lease is highly dependent on specific facts and circumstances. In delivering the opinion set forth above that each of the Leases will be respected as a lease for federal income tax purposes, and the opinion set forth above that the Company's proposed method of operation (as described in the Management Representation Letter) should enable the Company to meet the requirements for
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ElderTrust
January 22, 1998
Page 5


qualification and taxation as a REIT for its taxable year ending December 31, 1998, and subsequent taxable years, we rely upon, among other things, the Company's representations as to various factual matters, such as the commercial reasonableness of the Leases, the intent and economic expectations of the parties to the Leases, and the allocation of various economic risks between the parties to the Leases, taking into account all surrounding facts and circumstances.

                  We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code, as described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. has relied upon representations of the Company and the Operating Partnership with respect to these matters (including those set forth in the Management Representation Letter) and will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to Hogan & Hartson L.L.P. under the captions "Legal Matters" and "Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                           Very truly yours,

                                           /s/ Hogan & Hartson L.L.P.
                                           ------------------------------
                                           HOGAN & HARTSON L.L.P.